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                                                        EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to DAKA International, Inc. Incentive Stock Option Plan for Employees and Stock Option Plan for Outside Directors of our report dated January 27, 1995, included in DAKA International, Inc.'s Current Report on Form 8-K dated March 6, 1996 and DAKA International, Inc.'s Registration Statement on Form S-4 dated
January 19, 1996.

/s/Arthur Andersen LLP
Minneapolis, Minnesota,
  March 8, 1996